Exhibit 4.5



                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 25, 2004 (the "Effective Date"), among PROVECTUS
PHARMACEUTICALS, INC., a Nevada corporation (the "Company") and A.I. INTERNATIONAL CORPORATE HOLDINGS, LTD.; AMERICAN EQUITY CONSULTING SERVICES, INC.; AND CASTLERIGG MASTER INVESTMENTS, LTD. (the "Purchasers"). Capitalized terms not otherwise herein defined shall have the meanings ascribed to them in the Securities Purchase Agreement between the Company and the Purchasers dated June 25, 2004 (the "Purchase Agreement").

                                    RECITALS
                                    --------

     A. The Purchasers have entered into a Subscription Agreement with the Company pursuant to which the Purchasers have agreed to purchase Common Stock in the amount set forth in such Subscription Agreements. Pursuant to the Purchase Agreement, the Company has agreed to issue Warrants to the Purchasers in the amount set forth in the Purchase Agreement.

     B. As a condition to the purchase of the Common Stock and the potential exercise of Warrants by the Purchasers, the parties have agreed to enter into this Agreement.

                                    AGREEMENT
                                    ---------

     THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                       1.
                         DEFINITIONS AND INTERPRETATION

1.01.    Certain Definitions

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     (a)  "Prospectus"  means  the  prospectus   included  in  any  Registration
Statement, including any preliminary prospectus, and any amendment or supplement thereto and all material incorporated by reference therein.

     (b) "Purchase Price" means the aggregate purchase price paid by the Purchasers for the Common Stock issued to the Purchasers pursuant to the Subscription Agreements. Notwithstanding the foregoing, the Purchase Price shall exclude the value of any shares sold or otherwise disposed of by the Purchasers prior the Required Filing Date.

     (c) "Registrable Securities" means the Shares and the Warrants and any shares or other securities of the Company issued or issuable with respect thereto upon any stock split, stock dividend, recapitalization or similar event, excluding shares or other securities sold or transferred pursuant to an effective registration statement, sold or otherwise transferred pursuant to Rule 144 under the 1933 Act, sold or otherwise transferred pursuant to a transfer not requiring registration under the 1933 Act, held by a Purchaser who at such time is not an Affiliate of the Company and that are eligible for sale pursuant to Rule 144(k) under the 1933 Act, and held by a Purchaser who at such time is an Affiliate of the Company if all of such shares or other securities are eligible for sale pursuant to Rule 144 under the 1933 Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the 1933 Act.

     (d) "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including all applicable registration and filing fees imposed by the SEC and any securities exchange or market on which the Registrable Securities are required to be listed and/or quoted, as the case may be, all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the National Association of Securities Dealers, Inc. ("NASD"), all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and the fees and disbursements of counsel for the Company and of the independent public accountants of the Company. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing Purchaser or any underwriter or agent acting on behalf of Purchaser (other than the Broker), and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by Purchaser, all of which shall be borne by Purchaser in all cases.

     (e) "Registration Statement" means a registration statement of the Company (and any other entity required to be a registrant pursuant to the requirements of the 1933 Act) covering all or a part of the Registrable Securities under the 1933 Act for which the Company is eligible, including all amendments (including post-effective amendments), exhibits and materials incorporated by reference therein.

     (f) "SEC" means the United States Securities and Exchange Commission.

     (g) "Shelf Registration Statement" shall mean a Registration Statement on Form S-3 (or any successor form) filed pursuant to Rule 415 of Regulation C promulgated under the 1933 Act (or any successor rule).

1.02.  Rules of Interpretation

     (a) Each term defined in the singular form in Section or elsewhere in this Agreement means the plural thereof whenever the plural form is used, and each term defined in the plural form means the singular thereof whenever the singular form is used. The use of a pronoun of any gender is applicable to all genders.


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

     (b) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any other certificate, report or document made or delivered pursuant hereto.

     (c) A reference to any agreement, document or instrument refers to the agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and as permitted herein.

     (d) Except as otherwise specified, a reference to any applicable law refers to the law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and to any rules and regulations promulgated thereunder; and a reference to any section or other provision of any applicable law refers to that provision of the law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of the referenced section or other provision.

     (e) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the Uniform Commercial Code as enacted in the State of Nevada and not specifically defined herein are used herein as defined therein.

1.03.  Construction

     The headings preceding the text of the sections of this Agreement and the exhibits hereto are for convenience only and shall not be deemed part of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                       2.
                              REQUIRED REGISTRATION

2.01.  Required Registration

     Within forty-five (45) days after the final Installment Payment made pursuant to the payment schedule set forth in Annex I of the Purchase Agreement (the "Final Installment Payment") is received by the Company (the "Required Filing Date"), the Company shall be required to file a Registration Statement to register the Registrable Securities (a "Required Registration") and shall use its best efforts to cause such Registration Statement to be declared effective by the SEC within one-hundred and five (105) days after the receipt by the Company of the Final Installment Payment (the "Required Effectiveness Date"). The Company may elect, at its option, to file such Registration Statement as a shelf registration pursuant to Rule 415 of Regulation C promulgated under the 1933 Act (or any successor rule). Thereafter, the Company may elect to include in such registration additional Common Stock to be issued by the Company. The Company represents that as of the date of this agreement, it will be required to register approximately Three Million Seven Hundred Thousand (3,700,000) shares on the Registration Statement, including the Registrable Securities.


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

2.02.  Exercise of Option

If the Purchasers exercise all or any part of the Option provided in Section 9 of the Purchase Agreement prior to the time that the Registration Statement is declared effective by the SEC, the Company will amend the Registration Statement to include the shares being purchased pursuant to the exercise of the Option and the shares underlying the warrants related thereto.

2.03.  Effective Registration and Expenses

     The Company shall promptly notify the Purchasers of the date and time of declaration of effectiveness of such Registration Statement. In a registration initiated as a Required Registration, the Company shall pay the Registration Expenses incurred in connection therewith.

2.04.  Penalties

     (a) If the Registration Statement covering the Registrable Securities is not filed with the SEC by the Required Filing Date, or if the Registration Statement covering the Registrable Securities is not declared effective by the SEC by the Required Effectiveness Date, the Company shall pay penalties (the "Penalties" and respectively the "Filing Penalty" and the "Effectiveness Penalty") as described below. Such Penalties shall be paid in shares of Common Stock valued at $.75 per share (the "Penalty Shares") and a warrant identical to the Warrant for the purchase of a number of shares equal to the number of Penalty Shares.

     (b) If the Registration Statement covering the Registrable Securities is not filed with the SEC by the Required Filing Date, the Filing Penalty to be paid by the Company to the Purchaser shall be determined as of each Filing Computation Date (as defined below) and such amount shall be equal to the Filing Penalty Percentage (as defined below) of the Purchase Price for the period from the date following the Required Filing Date to the first relevant Filing Computation Date, and thereafter to each subsequent Filing Computation Date (prorated on a daily basis if such period is less than thirty (30) days). The "Filing Penalty Percentage" means (A) two percent (2%) of the Purchase Price for the first Filing Computation Date after the Required Filing Date and (B) two percent (2%) of the Purchase Price for each Filing Computation Date thereafter. By way of illustration and not in limitation, if the Registration Statement is not filed before the Required Filing Date but is instead filed 60 days after the Required Filing Date, the Filing Penalty will be an aggregate of four percent (4%) of the Purchase Price for the Shares (2% for the first 30 days after the Required Filing Date and 2% for the second 30 days after the Required Filing
Date).

     (c) If the Registration Statement covering the Registrable Securities is not declared effective by the SEC by the Required Effectiveness Date, the Effectiveness Penalty to be paid by the Company to the Purchaser shall be determined as of each Effectiveness Computation Date (as defined below) and such amount shall be equal to the Effectiveness Penalty Percentage (as defined below) of the Purchase Price for the period from the date following the Required Effectiveness Date to the first relevant Effectiveness Computation Date, and thereafter to each subsequent Effectiveness Computation Date (prorated on a daily basis if such period is less than thirty (30) days). The "Effectiveness


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

Penalty Percentage" means (A) two percent (2%) of the Purchase Price for the first Effectiveness Computation Date after the Required Effectiveness Date and
(B) two percent (2%) of the Purchase Price for each Effectiveness Computation Date thereafter.

     (d) "Filing Computation Date" means (A) the date which is thirty (30) days after the Required Filing Date, and (B) each date which is thirty (30) days after the previous Filing Computation Date.

     (e)  "Effectiveness  Computation  Date"  means (A) the date which is thirty
(30) days after the Required Effectiveness Date, and (B) each date which is thirty (30) days after the previous Effectiveness Computation Date.

     (f) Notwithstanding the foregoing, the amounts payable by the Company pursuant to this provision shall not be payable to the extent any delay in the filing or effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Purchasers or their counsel.


                                       3.
                             REGISTRATION PROCEDURES

3.01.  Obligations of Company

     In connection with the obligations of the Company with respect to the registration of the Registrable Securities contemplated herein, the Company shall:

     (a) prepare and file with the SEC such amendments and supplements (including required periodic reporting filings under the 1934 Act) to such Registration Statement and Prospectus included therein as may be necessary to keep such Registration Statement effective for the applicable period; cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the 1933 Act; respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Purchasers thereof. The Company shall keep the Registration Statement effective at all times during the period continuing until the earlier of (i) the date when the Purchasers may sell all Registrable Securities under Rule 144 without volume or other restrictions or limits or (ii) the date the Purchasers no longer own any of the Registrable Securities. Notwithstanding anything to the contrary contained herein, the Company shall not be required to take any of the actions described in the sentence above (i) to the extent that the Company is in possession of material non-public information (such that it has been advised by counsel that a failure to disclose such information would constitute a material omission from the prospectus) and it delivers written notice to each such


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

Purchaser of Registrable Securities to the effect that such selling Purchaser may not make offers or sales under the Registration Statement for a period not to exceed 30 days from the date of such notice, or has executed a letter of intent for a material merger, acquisition or disposition transaction and it delivers written notice to each such Purchaser of Registrable Securities to the effect that such selling Purchaser may not make offers or sales under the Registration Statement for a period not to exceed 60 days from the date of such notice; provided, however, that the Company may deliver only two such notices within any 12-month period, or (ii) to the extent that such registration would require initial or continuing disclosure of events or proceedings yet unreported that, in the opinion of the Board of Directors of the Company, would not be in the best interests of the Company and its stockholders and such disclosure is not otherwise required under applicable law (including applicable securities laws), and the Company delivers written notice to each such Purchaser of Registrable Securities to the effect that such selling Purchaser may not make offers or sales for a period not to exceed 60 days from the date of such notice; provided, however, that the Company may deliver only one such notice within any 365-day period. The Purchasers shall promptly provide to the Company such information as the Company reasonably requests in order to identify such Purchaser and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. Such Purchaser also shall notify the Company in writing upon completion of such offer or sale or at such time as such Purchaser no longer intends to make offers or sales under the Registration Statement;

     (b) use its best efforts to register or qualify the Registrable Securities by the time the Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Purchaser of Registrable Securities covered by the Registration Statement shall reasonably request in writing and keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a Purchaser that has delivered a Registration Notice to the Company, whichever is shorter; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register, subject itself to taxation in any such jurisdiction, or file a general consent to service of process in any such jurisdiction;

     (c) notify each selling Purchaser of Registrable Securities promptly and, if requested by such Purchaser, confirm in writing, when the Registration Statement and any post-effective amendments thereto have become effective, when any amendment or supplement to the Prospectus has been filed with the SEC, of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and of the happening of any event during the period the Registration Statement is effective as a result of which such Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,


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

that the Company shall not be obligated to prepare and furnish any prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Company has determined that, for good business reasons, the disclosure of such material nonpublic information at that time would be materially detrimental to the Company in the circumstances and is not otherwise required under applicable law (including applicable securities laws); provided, further, that the Company may only delay its obligations pursuant to the aforementioned proviso for a period of 60 days in any 180-day period;

     (d) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any part thereof as promptly as possible;

     (e) cooperate with the selling Purchasers of Registrable Securities to facilitate the timely preparation and delivery of unlegended certificates representing Registrable Securities to be sold; and enable unlegended certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Purchasers may reasonably request at least two business days prior to any sale of Registrable Securities;

     (f) use its best efforts to maintain the listing of the Common Stock on the securities market on which the Common Stock are now listed or on another national securities exchange or national market system, as those terms are used under the 1934 Act;

     (g) use its best efforts to cause all Registrable Securities to be listed on any securities market or exchange on which similar securities issued by the Company are then listed; and

     (h) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement.

     (i) permit a single firm of counsel designated by the Purchasers to review the Registration Statement and all amendments and supplements thereto a reasonable period of time (but not less than three (3) business days) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects (a "Disputed Document"); provided, however, that if Purchaser's counsel objects to such a Disputed Document, the Required Filing Date and the Required Effectiveness Date provided in Section 2.01 above shall be extended for such period of time as it requires for the Company's counsel and Purchaser's counsel to agree on changes to such Disputed Document. The Company shall be responsible for payment of legal fees to the Purchaser's counsel for review of the Registration Statement in a maximum amount of $2,000.

3.02.  Information to be Provided

     The Company may require each Purchaser of Registrable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Purchaser of such Registrable Securities as the Company may from time to time reasonably request in writing.

3.03.  Duties of Purchaser

     In connection with and as a condition to the Company's obligations with respect to any Registration Statement, each Purchaser covenants and agrees that:


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

     (a) it will not offer or sell any Registrable Securities under the Registration Statement until it has received notice from the Company that the Registration Statement and any post-effective amendments thereto have become effective;

     (b) upon receipt of any notice from the Company contemplated by Section 3.01(a) or (c), such Purchaser shall not offer or sell any Registrable Securities pursuant to the Registration Statement until, in the sole discretion of the Company, the event no longer precludes sale or such Purchaser receives copies of the supplemented or amended Prospectus contemplated by Section 3.01(c) and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Purchaser will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Purchaser's possession, of the Prospectus as amended or supplemented at the time of receipt of such notice; and

     (c) the Purchaser and any of its officers, directors or affiliates, if any, shall comply with the provisions of Regulation M under the 1934 Act, or any successor regulations, as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement and shall enter into such written agreements as the Company shall request to ensure compliance with this Section .


                                       4.
                          INDEMNIFICATION; CONTRIBUTION

4.01.  Indemnification by the Company

     The Company agrees to indemnify and hold harmless each Purchaser and its officers and directors and each Person, if any, who controls any Purchaser within the meaning of Section 15 of the 1933 Act as follows:

     (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Purchaser, officer, director or controlling Person may become subject under the 1933 Act or otherwise that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or incurred in connection with any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission contained in any Registration Statement, if such settlement is effected with the written consent of the Company; and


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

     (c) subject to the limitations set forth in Section 4.01(e), against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under Sections or;

     (d) any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company in connection with any registration, qualification, or compliance of the Registrable Securities or any other capital stock of the Company;

     (e) provided, however, that the indemnity provided pursuant to this Section shall not apply to any amounts paid in settlement of any such loss, liability, claim, damage or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), or to any Purchaser with respect to any of the foregoing in this Section that arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in any Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto, or the Purchaser's or an underwriter's failure to deliver a copy of any Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished the Purchaser or underwriter with the requested number of copies of the same.

4.02.  Indemnification by Purchasers

     Each Purchaser severally agrees to indemnify and hold harmless the Company and the other selling Purchasers, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company or any other selling Purchaser within the meaning of Section 15 of the 1933 Act, to the same extent as the indemnity contained in Section 4.01, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such selling Purchaser for use therein relating to the Purchaser's status as a selling security Purchaser, Purchaser's failure to deliver a copy of any Registration Statement or Prospectus or any amendments or supplements thereto, to the extent such delivery is required to be made by Purchaser and after the Company has furnished Purchaser with the requested number of copies of the same, or the breach of any covenant contained in Section 3.03.

4.03.  Conduct of Indemnification Proceedings

     Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have under the indemnity agreement provided in Sections 4.01 or 4.02, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 4.01 or 4.02. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 4.03.

4.04.  Contribution

     (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Purchasers, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Purchasers on the other (in such proportions that the selling Purchasers are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     (b) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.04(b), each Person, if any, who controls a Purchaser within the meaning of Section 15 of the 1933 Act and directors and officers of a Purchaser shall have the same rights to contribution as such Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

4.05.  Survival of Provisions

     The obligations of the Company and Purchasers under this Section shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.


                                       5.
                               RULE 144 REPORTING

     With a view to making available to each Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act;

     (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1934 Act; and

     (c) so long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents as a Purchaser reasonably may request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.


                                       6.
                               TRANSFER OF SHARES

6.01.  Restrictions

     (a) Purchaser agrees not to make any disposition of all or any portion of the Common Stock or Registrable Securities unless and until:

          (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (ii) the Purchaser shall have notified the Company of the proposed disposition and furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company and its counsel that such disposition will not require registration of such Registrable Securities under the 1933 Act.

     (b) The Purchaser agrees to not engage in hedging activities or engage in short sales of the Company's Common Stock for so long as Purchaser owns any Registrable Securities.

6.02.  Legends

     (a) Unless otherwise permitted by the provisions of this Agreement, each certificate representing Common Stock or Registrable Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (the "Private Placement Legend"), in addition to any legend required under applicable state securities laws:

     [Neither the Warrant represented hereby nor the shares issuable upon the exercise of this Warrant have] [The Shares represented by this Certificate have not] been registered under the 1933 Act of 1933, as amended (the "1933 Act"), and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the 1933 Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required.

     (b) Upon the exchange or replacement of Shares or Registrable Securities bearing the Private Placement Legend, the Company shall deliver only Shares or Registrable Securities, as applicable, that bear the Private Placement Legend, unless: such transfer or exchange is effected pursuant to an effective registration statement under the 1933 Act; or in the case of Shares, such Shares were acquired pursuant to an effective registration statement under the 1933 Act; or there is delivered to the Company an opinion of counsel reasonably satisfactory to the Company and its counsel that such disposition will not require registration of such Shares under the 1933 Act..

     (c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

6.03.  Transfer of Rights to Subsequent Purchasers

     Subject to the foregoing restrictions, the Company and the Purchaser hereby agree that any transferee and/or subsequent Purchaser of Registrable Securities shall be entitled to all benefits and subject to all obligations hereunder as a Purchaser of Registrable Securities. By its acceptance of any Shares or Registrable Securities bearing the Private Placement Legend, each Purchaser acknowledges the restrictions on transfer of the Common Stock and Registrable Securities, as applicable, set forth in this Agreement and agrees that it shall transfer the Common Stock or Registrable Securities, as applicable, only as provided in this Agreement.


                                       7.
                               GENERAL PROVISIONS

7.01.  Amendments and Waivers

     The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Purchasers of a majority of the outstanding Registrable Securities (treating for the purpose of such computation the Purchasers of Warrants as the Purchasers of Registrable Securities issuable upon exercise of the Warrants). Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section shall be provided by the Company to each Purchaser of Registrable Securities at least 30 days prior to the effective date of such amendment, modification, supplement, waiver or consent.

7.02.  Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including subsequent Purchasers without the need for an express assignment. If any successor, assignee or transferee of any Purchaser shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

7.03.  Specific Performance

     The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

7.04.  Notices

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (x) upon actual receipt, when given by hand or confirmed facsimile or electronic mail transmission, (y) one day after delivery to the carrier, when given by overnight delivery service or
(z) two days after mailing, when given by first-class registered or certified mail, postage prepaid, return receipt requested; in any case to the following address, or to such other address as a party, by notice to the other parties given pursuant to this Section , may designate from time to time:

     a.       If to Purchasers, to the addresses set
              forth in Exhibit A attached hereto,
              with a copy to Ezzat Jallad, as
              representative for the Purchasers, at
              the address set forth in the Purchase
              Agreement.


     b.       If to the Company, to:             With a copy to:
              Provectus Pharmaceuticals, Inc.    Baker, Donelson, Bearman,
              Attention: President                 Caldwell & Berkowitz, PC
              7327 Oak Ridge Highway, Suite A    Attention:  Linda Crouch
              Knoxville, TN 37931                207 Mockingbird Lane
              Facsimile: 865.539.9654            P.O. Box 3038 CRS
                                                 Johnson City, TN  37602
                                                 Facsimile:  (423) 928-5694

7.05.  Governing Law; Venue of Actions

     (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of New York as applied to contracts made and performed within the State of New York, without regard to the principles thereof regarding resolution of conflicts of law.

     (b) The Company and each Purchaser hereby submit to the jurisdiction of any state court of competent jurisdiction in and for New York County, New York, or in the United States District Court for the Southern District of New York sitting at New York in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other Party with respect thereto; and agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

7.06.  Entire Agreement

     This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

7.07.  Severability

     In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.08.  Counterparts

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                     * signatures appear on following page *

                                   Signatures
                                   ----------

     IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement to be as of the Effective Date.


                                       PROVECTUS PHARMACEUTICALS, INC., a
                                       Nevada corporation

                                       By: /s/ Timothy c. Scott
                                          -------------------------------------
                                       Name:  Timothy C. Scott
                                            -----------------------------------
                                       Title: President
                                             ----------------------------------

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by the Purchasers as of the date set forth below.


                                         A.I. International Corporate Holdings,
                                         Ltd.

Date:        June 25         , 2004      By:    /s/ Rima Salam
      ----------------------                -----------------------------------
                                         Its:   Director
                                             ----------------------------------

                                         American Equity Consulting Services,
                                         Inc.

Date:        June 28         , 2004      By:    /s/ Don Rose
      ----------------------                -----------------------------------
                                         Its:   President
                                             ----------------------------------

                                         Castlerigg Master Investments, Ltd.


Date:        June 25         , 2004      By:  /s/ Tim O'Brien
      ----------------------                 ----------------------------------
                                          Its:  CFO of Sandell Asset Management
                                                Corp.as Advisor to Castlerigg
                                                Master Investments, Ltd.
                                              ---------------------------------

                                    EXHIBIT A

                                   PURCHASERS

              Purchaser                               Notice Address
              ---------                               --------------

 A.I. International Corporate Holdings, Ltd.   Arawak Chambers
                                               Sea Meadow House
                                               Blackburne Highway
                                               Roadtown, Tortola
                                               British Virgin Islands

 American Equity Consulting Services, Inc.     1078 Route 112 # 183
                                               Port Jefferson Station, NY  11776

 Castlerigg Master Investments, Ltd.           1251 Avenue of the Americas
                                               New York, NY  10020







                                       A-


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     THIS AMENDMENT dated as of October 1st, 2004 (the "Amendment") is entered into between Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Company") and A.I. International Corporate Holdings, Ltd. and Castlerigg Master Investments, Ltd. ( collectively the "Investors").

                                    RECITALS:

     Reference is hereby made to that certain Registration Rights Agreement dated June 25, 2004 between the Company and the Investors (the "Agreement"), pursuant to which, subject to satisfaction of all of the terms and conditions set forth in the Agreement, Investors, directly or indirectly, acquired registration rights in certain securities from the Company.

     The parties have agreed to modify the Agreement in certain respects, and the parties desire to set forth such agreements in writing.

     NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

                                   AGREEMENTS:

1. Any and all references to forty five (45) days made in Section 2.01 of the Agreement shall be replaced with sixty (60) days.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                            PROVECTUS PHARMECUTICALS, INC.

                            By:  /s/  Craig Dees
                                ------------------------------------------------
                                 Craig Dees, President & CEO

                            A.I. INTERNATIONAL CORPORATE HOLDINGS, LTD.

                            By:    /s/ Rima Salam
                                 -----------------------------------------------
                            Its:    Director
                                 -----------------------------------------------

                            CASTLERIGG MASTER INVESTMENTS, LTD.

                            By:   /s/  Thomas E. Sandell
                                  ---------------------------------------
                            Its:  Principal of Sandell Assett Management
                                  Advisor to Castlerigg Master Investments, Ltd.








                                       2